Eshibit 99(d)(5)



                         NOTICE OF GUARANTEED DELIVERY
                              FOR COMMON SHARES OF

                           THE GABELLI UTILITY TRUST
                   SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription of the Fund's Common Shares (the "Shares") subscribed for under the Primary Subscription. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                                   EQUISERVE
                          Attention: Corporate Actions



       BY MAIL:                                            BY FACSIMILE:
    P.O. Box 9573                                          (781) 575-4826
Boston, MA 02205-9573

                            CONFIRM BY TELEPHONE TO:

                                 (781) 575-4816

BY OVERNIGHT COURIER:                                       BY HAND:
 40 Campanelli Drive                                Securities Transfer and
 Braintree, MA 02184                               Reporting Services, Inc.
                                                          c/o EquiServe
                                                     100 Williams St. Galleria
                                                        New York, NY 10038



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate (which certificate and payment for the Shares must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on November , 2004 (unless extended as described in the Prospectus) of a properly completed and executed Subscription Certificate, as subscription for such Shares is indicated herein or in the Subscription Certificate.

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                                                      BROKER ASSIGNED CONTROL #


                         THE GABELLI UTILITY TRUST

1.  Primary Subscription     Number of Rights to be    Number of Primary Shares
                             exercised                 requested for which you
                                                       are guaranteeing delivery
                                                       of Rights


                             _______________Rights     _______________Shares
                                                        (Rights / by 4)



Method of delivery (circle one)

A. Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

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

-------------------------------------------------       -----------------------------------------------------
Name of Firm                                            Authorized Signature


-------------------------------------------------       -----------------------------------------------------
DTC Participant Number                                  Title


-------------------------------------------------       -----------------------------------------------------
Address                                                 Name (Please Type or Print)


-------------------------------------------------       -----------------------------------------------------
Zip Code                                                Phone Number


-------------------------------------------------       -----------------------------------------------------
Contact Name                                            Date

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